Exhibit 10.14(b)

                     MORTGAGE DEED AND SECURITY AGREEMENT

     Stocker & Yale, Inc. a Massachusetts corporation with a principal place of business at 32 Hampshire Road, Salem, Rockingham County, New Hampshire 03079 (hereinafter referred to as "MORTGAGOR"), for consideration paid, grants to PRIMARY BANK, a New Hampshire bank with its principal office and mailing address at 35 Main Street, Peterborough, Hillsborough County, New Hampshire 03458-0829 (hereinafter referred to as "BANK") with MORTGAGE COVENANTS, to secure the payment of ONE MILLION FIVE HUNDRED THOUSAND AND NO/100 ($1,500,000.00) DOLLARS, with interest, payable monthly, and to secure the performance of all covenants and the satisfaction of all conditions herein recited and recited in a certain
(i) Promissory Note of even date herewith signed by MORTGAGOR, payable to BANK, or order, (the "Note"), and any and all renewals, extensions and modifications thereof, (ii) Collateral Assignment of Leases and Rents of even date (the "Assignment"), and (iii) any related documents all of even date; the following described real property:

      32 Hampshire Road, Salem, Rockingham County, New Hampshire 03079. See Exhibit "A" attached.

     Together with all rents and profits therefrom (provided, however, MORTGAGOR shall be entitled to collect and retain said rents and profits until default) and all fixtures now or hereafter attached to said premises, including but not limited to, all portable or sectional buildings, heating apparatus, plumbing, ranges, doors and windows, furnaces, gas, oil and electric lighting and heating fixtures, carpets, electric and gas refrigerators, air conditioning apparatus and other custom or installed items of whatever kind and all appurtenances and easements, whether acquired by grant or implication (hereinafter "Collateral").

     This mortgage is upon the STATUTORY CONDITIONS and upon the conditions enumerated below, for any breach of which BANK shall have the STATUTORY POWER OF
SALE:

     Nevertheless, the conditions of the foregoing mortgage deed are that of MORTGAGOR shall:

     (a) pay to BANK the principal and interest secured by this mortgage;

     (b) perform all covenants herein recited and recited in the Note, the Assignment and all related documents;

     (c) keep the property insured for the benefit of BANK in manner and with companies

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acceptable to BANK, for a sum not less than the amount of the unpaid indebtedness under this mortgage;

     (d) maintain the property in good condition and not commit or permit any strip or waste thereof;

     (e) pay all taxes now or hereafter assessed upon or against said property when the same are due; further, in the event Bank so requires, to establish an escrow account for the payment of real estate taxes upon such terms and conditions as Bank may reasonably require.

     (f) pay and discharge any lien superior to this mortgage whenever arising;

     (g) pay to BANK all sums advanced or paid by BANK for or on account of any insurance and taxes, payments to pay and discharge any lien superior to this mortgage or any other expenses incident to said property, which sums shall upon expenditure by BANK, become a part of the mortgage indebtedness;

     (h) keep the property in the sole ownership of the MORTGAGOR and not convey, suffer, or permit ownership of the mortgaged premises or any part thereof, to become vested in a person other than the MORTGAGOR without the written consent of BANK (however, nothing contained herein shall prohibit MORTGAGOR from granting a mortgage subordinate to this mortgage); and

     Then this mortgage deed shall be void.

     MORTGAGOR covenants that:

     (1) BANK may collect a late charge as specified in Note of even date; which late charge may be added to the mortgage indebtedness and which late charge or charges MORTGAGOR will pay to BANK on demand;

     (2) all payments in discharge of the obligations of MORTGAGOR hereunder shall be applied in the following order: late charges, interest, taxes, insurance and principal;

     (3) in the event the ownership of the mortgaged premises, or any part thereof becomes vested in a person other than MORTGAGOR, BANK, may, without notice to MORTGAGOR, deal with such successor or successors in interest with reference to this Mortgage and the obligations hereby secured, without, in any way, vitiating or discharging the liability of MORTGAGOR hereunder, or upon the obligations hereby secured, and no sale of the mortgaged premises and no forbearance on the part of BANK and no extension, whether oral or in writing, of the time for any payments, satisfaction or performance hereunder shall operate to change the liability of MORTGAGOR herein;


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     (4) upon failure of MORTGAGOR to satisfy any of the conditions of this
Mortgage, BANK is empowered at its option to collect rents from any tenant occupying the mortgaged premises, and in the event the premises are vacant, to rent or lease said premises at such rental as BANK deems reasonable and apply to reduction of the obligations of MORTGAGOR hereunder, all rents thus collected, less reasonable costs of collection and attorneys' fees; as per the Assignment, recorded herewith;

     (5) upon failure of MORTGAGOR to perform conditions (c), (d), (e) (f) and
(g) above, BANK at its option, may insure the property, pay for maintenance of the property, pay any taxes or common area charges due on the property and pay and discharge any lien superior to this mortgage, charging all sums paid hereunder to MORTGAGOR by addition to the mortgage indebtedness;

     (6) in the event of the exercise of power of sale as hereinabove provided, BANK shall apply the proceeds of any sale thereunder to the payment of the obligations of MORTGAGOR hereunder, including reasonable attorneys' fees and expenses of notice and sale, paying any balance to MORTGAGOR;

     (7) it will indemnify, hold harmless, and defend the Lender, its officers, directors, employees and agents (collectively "Indemnitees") against all claims, demands, losses, liabilities, costs and expenses including attorneys' fees, imposed upon or accruing against Indemnitees as actual and direct costs of investigatory or remedial action required by any Government Authority having jurisdiction or as damages to third persons for person injury or property damage arising from the existence of any Hazardous Material at the Mortgage Premises, whether now known or hereafter discovered. As used herein, the terms "Hazardous Material" shall mean any substance, water or material which has been determined by any state, federal or local government authority to be capable of posing a risk of injury to health, safety and property, including, but not limited to, all of those materials, wastes and substances designated as hazardous or toxic by the U.S. Environmental Protection Agency, the U.S. Department of Labor, the U.S. Department of Transportation, and/or any other governmental agency, federal, state, or local, now or hereafter authorized to regulate materials and substances in the environment;

     And MORTGAGOR does hereby release, discharge and waive all such rights of

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exemption from attachment and levy or sale on execution, and such other rights whatsoever in said premises, including Family Homestead, as are reserved or secured under and by virtue of any of the Laws of the State of New Hampshire, or any other exemption law.

     And the MORTGAGOR, for the consideration aforesaid does hereby waive all rights of exemption in the aforementioned premises as are provided now or may be provided to it in the future by virtue of Title 11 of the United States Code "Bankruptcy," including but not limited to, those exemptions provided by 11 U.S.C. Section 522.

     It is the intent of the parties hereto that his instrument shall constitute a Security Agreement within the meaning of the Uniform Commercial Code as then in effect (the "Uniform Commercial Code") with respect to all Collateral as defined herein and that a security interest shall attached thereto for the benefit of the BANK to secure the indebtedness evidenced by the Note and secured by this Mortgage, and all other sums and charges which may become due hereunder or thereunder. MORTGAGOR hereby grants a security interest in the collateral and hereby authorizes the BANK to file financing and continuation statements with respect to the Collateral without the signature of MORTGAGOR whenever lawful. In the event of default under this Mortgage and to the extent permitted by law, the BANK shall have the option of proceeding as to both real and personal property in accordance with its rights and remedies in respect of the real property, in which even the default provisions of the Uniform Commercial Code shall not apply. The parties agree that in the event the BANK elects to proceed with respect to the Collateral separately from the real property, five (5) days' notice of the sale of the Collateral shall be reasonable notice. MORTGAGOR agrees that, without the written consent of the BANK, MORTGAGOR will not remove or permit to be removed from the premises or the improvements thereon any of the Collateral unless the sale is immediately replaced with unencumbered fixtures or articles of personal property, as the case may be, of a quality and value equal or superior to those which they replace. All such replacements, renewals and additions shall become and be immediately subject to the security interest of this Mortgage and this agreement and be covered thereby. MORTGAGOR shall, from time to time, on request of the BANK, deliver to the BANK an inventory of the Collateral in reasonable detail, including an itemization of all items leased to Mortgagor or subject to conditional bill of sale, security agreement or other title retention agreement.

     Wherever "MORTGAGOR" is used herein it shall include the heirs, executors, administrators, successors and assigns of the named MORTGAGOR, and if the context requires "MORTGAGOR," and any pronouns replacing it, shall be construed as plural, neuter or feminine.

     Wherever "BANK" is used herein, it shall include the successors and assigns of Primary Bank.

     NOTICE IS HEREBY GIVEN that for purposes of RSA 479:3 that this mortgage secures a maximum amount equal to the principal sum of the aforesaid Note, plus advances, if any, to protect the security of this Mortgage,


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plus foreclosure costs and expenses, including attorneys' fees, if any, plus any other costs and expenses authorized by this Mortgage or aforesaid Note.

     IN WITNESS WHEREOF, the parties hereto have caused this Mortgage be signed this 29th day of August, 1996.

                                        Stocker & Yale, Inc.


/s/
----------------------------
Witness                                 By /s/ Susan Hojer Sundell
                                           ---------------------------
                                           Susan Hojer Sundell
                                           Vice President, Finance

STATE OF NEW HAMPSHIRE
COUNTY OF HILLSBOROUGH                                 August 29, 1996

     Personally appeared Susan Hojer Sundell, in her capacity as Vice President, Finance, of Stocker & Yale, Inc., known to me, or satisfactorily proven, to be the person whose name is subscribed to the foregoing instrument and acknowledged that she executed the same for the purposes therein contained on behalf of Stocker & Yale, Inc.

Before me,
                                           /s/
                                           ------------------------------
                                           Justice of the Peace


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                                 EXHIBIT "A"

     A certain parcel of land, with the buildings thereon, situated in Salem, Rockingham County, State of New Hampshire and Methuen, Essex County, Commonwealth of Massachusetts, as shown on "Plan of Land in Salem, New Hampshire for M&D Realty Trust," prepared by Kimball Chase Company, Inc. and dated March 15, 1983, recorded in the Rockingham County Registry of Deeds on Plan Number ___, and more particularly described as follows:

     Beginning at the southwesterly corner of the granted premises by the intersection of Garabedian Drive, a public way, and Hampshire Road, a public way, at an iron pipe set in the ground on the northerly side of said Hampshire Road as shown on said plan; thence running S 84 degrees 19' 15" E, 58.24 feet, along the northerly side of Hampshire Road to an iron pipe set in the ground on the northerly side of Hampshire Road; thence running S 73 degrees 45' 25" E,
265.76 feet, along the northerly side of Hampshire Road to an iron pipe set in the ground on the northerly side of Hampshire Road; thence running on an arc with a radius of 830 feet, chord bearing S 49 degrees 05' 04" E, 219.70 feet along the northerly side of Hampshire Road to an iron pipe set in the ground at the intersection of the northerly side of Hampshire Road and the Massachusetts--New Hampshire boundary line as shown on said plans; thence running S 58 degrees 35' 27" E, 27.33 feet by the northerly side of Hampshire Road to the point where the northerly side of Hampshire Road intersects with the center line of the ditch as shown on said plan; thence turning and running N 11 degrees 28' 00" E, 82.10 feet along the center of the ditch to a point shown on said plan; thence running N 8 degrees 22' 55" E, 762.90 feet along the center of the ditch to a point shown on the said plan at the northeasterly corner of the granted premises; thence turning and running N 81 degrees 27' 22" W, 503.90 feet, along land now or formerly of Construction Industries, Inc. to an iron pipe set in the ground by a fire hydrant on the easterly side of Garabedian Drive as shown on said plan; thence running on an arc with a radius of 750 feet, chord bearing N 34 degrees 50' 33" W, for a distance of 261.32 feet, along the easterly side of the said Garabedian Drive, to an iron pipe set in the ground on the easterly side of Garabedian Drive; thence proceeding along the easterly side of Garabedian Drive, S 27 degrees 44' 05" W, 100.26 feet to a nail set in the ground on the easterly side of Garabedian Drive; thence proceeding on the arc with a radius of 700 feet, chord bearing S 33 degrees 47' 47" W, 269.46 feet, along the easterly side of Garabedian Drive to an iron pipe set in the ground on the easterly side of Garabedian Drive, thence running along the easterly side of Garabedian Drive, S 05 degrees 40' 45" W, 80.09 feet to an iron pipe set in the ground on the easterly side of Garabedian Drive; thence running on an arc with a radius of 50 feet, chord bearing S 39 degrees 19' 15" E, 78.54 feet to the point of beginning.



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